Exhibit 4.31
REDACTED COPY
Certain identified confidential information has been redacted from this exhibit because both (i) it is customarily and actually treated as private or confidential and (ii) it is not material.
Confidential portions of this Exhibit are designated by [*****].
By this private instrument, the Parties, on one side:
PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A., headquartered at Avenida Brigadeiro Faria Lima, No. 1384, 1st to 10th floor – Mezzanine and Hall, Jardim Paulistano, in the City of São Paulo, State of São Paulo, enrolled with the CNPJ/MF under No. [*****], herein represented in accordance with its corporate documents, hereinafter referred to simply as “PAGSEGURO”;
CONCIL INTELIGÊNCIA EM CONCILIAÇÃO S.A., headquartered at Avenida Brigadeiro Faria Lima, No. 1384, 1st floor - Mezzanine, Jardim Paulistano, in the City of São Paulo, State of São Paulo, registered with the CNPJ/MF under No. [*****], herein represented according to its constitutive documents, hereinafter simply referred to as “CONCIL”;
PAGSEGURO TECNOLOGIA LTDA., headquartered at Avenida Brigadeiro Faria Lima, No. 1384, 1st floor, Jardim Paulistano, in the City of São Paulo, State of São Paulo, registered with the CNPJ/MF under No. [*****], herein duly represented in accordance with its constitutive documents, hereinafter referred to as “PAGSEGURO INTERNATIONAL”,
ZYGO SERVIÇOS DE TECNOLOGIA S.A., headquartered at Rodovia Admar Gonzaga, No. 440, 5th floor – Room 17, Itacorubi, in the City of Florianópolis, State of Santa Catarina, enrolled with the CNPJ/MF under No. [*****], herein represented in accordance with its corporate documents, hereinafter referred to simply as “ZYGO TECNOLOGIA”;
NETPOS SERVIÇOS DE INFORMÁTICA S.A., headquartered at Rua Adelaide Daniel de Almeida, No. 170, Room 27, Box 21, in the City of Campinas, State of São Paulo, enrolled with the CNPJ/MF under No. [*****], herein represented in accordance with its corporate documents, hereinafter referred to simply as “NETPOS”, which, together with PAGSEGURO, CONCIL, PAGSEGURO INTERNATIONAL and ZYGO TECNOLOGIA shall be referred to as the CONTRACTING PARTIES;
COMPASS.UOL INFORMÁTICA LTDA., headquartered at Rua Alexandre Dumas, 1711, Compass Annex, 6th floor, Torre Birmann 11 (formerly at Alameda Barão de Limeira, 425, 1st floor – Annex Part B, Campos Elíseos), in the City of São Paulo, State of São Paulo, enrolled with the CNPJ under No. [*****], herein duly represented in accordance with its corporate documents, hereinafter referred to as the “CONTRACTED PARTY”, and, jointly with the CONTRACTING PARTIES, simply referred to as the “Parties”

WHEREAS:
I.The Parties entered into a cloud AWS contract on January 1, 2017, under which the CONTRACTING PARTY acquired from UOL DIVEO, an AWS resale partner, products and services provided directly to the CONTRACTING PARTY by AWS under the terms of use available at the link: https://s3-us-west-2.amazonaws.com/legal-reseller/AWS+Reseller+Customer+License+Terms.pdf (as periodically updated by AWS) and Purchase Order No. 19-09632 (“Contract”);
II.The Parties are interested in including the company NETPOS and new services under the Contract;
they have mutually agreed and contracted, in the best legal form, to enter into this 6th Addendum to the Contract (“Addendum”), which shall bind the Parties and their successors at any time and under any title, under the terms and conditions set forth below:
FIRST CLAUSE – PURPOSE
1.1The purpose of this Addendum is to include NETPOS in the Contract, from the date of its signing, assuming the condition of CONTRACTING PARTY under the same conditions as PAGSEGURO, CONCIL, PAGSEGURO INTERNATIONAL, and ZYGO TECNOLOGIA.
1.1.1Each CONTRACTING PARTY may individually request the provision of services from the CONTRACTED PARTY, without the need for consent from the others, provided that the conditions established in the Contract are respected.
1.1.2Billing and payment will be carried out in accordance with the terms of the Contract, directly between the CONTRACTED PARTY and the party receiving the service, in accordance with their respective information.
1.1.3The party receiving the service shall be solely responsible for the rights and obligations arising therefrom, without generating any liability, including joint or subsidiary liability, for the other party.
1.2The company NETPOS declares that it is aware of all the clauses and conditions of the Contract and undertakes to fully comply with each of them.
SECOND CLAUSE – GENERAL PROVISIONS
2.1    The Parties acknowledge the validity and full effectiveness of contracting through electronic, digital, and computer-based means, which constitute an extrajudicial enforceable instrument for all legal purposes, even if executed with electronic signatures or certifications outside the ICP-Brasil standards, as provided by the paragraphs of article 10 of Provisional Measure No. 2.200/2001 in force in Brazil. Therefore, this Contract, as well as the Proposal, its annexes, and addenda, may be executed through such means, and the need for Witnesses is waived under § 4 of Article 784 of Law No. 13.105/2015 (Code of Civil Procedure).

2.2    The Parties ratify all other terms and conditions of the Contract, clarifying that the terms and clauses not expressly amended by this Addendum remain unchanged and in full force.
In witness whereof, the Parties sign this instrument.
São Paulo, March 25, 2024

/s/ Artur Gaulke Schunck
/s/ Renato Bertozzo Duarte
PAGSEGURO INTERNET INTITUIÇÃO DE PAGAMENTO S.A.
/s/ Artur Gaulke Schunck
/s/ Renato Bertozzo Duarte
CONCIL INTELIGÊNCIA EM CONCILIAÇÃO S.A.
/s/ Artur Gaulke Schunck
/s/ Renato Bertozzo Duarte
PAGSEGURO TECNOLOGIA LTDA.
/s/ Artur Gaulke Schunck
/s/ Renato Bertozzo Duarte
ZYGO SERVIÇOS DE TECNOLOGIA S.A.
/s/ Artur Gaulke Schunck
/s/ Renato Bertozzo Duarte
NETPOS SERVICOS DE INFORMATICA S.A.
/s/ Marcelo Moojen Epperlein
/s/ Rogildo Torquato Landim
COMPASS.UOL INFORMATICA LTDA.
Witnesses:
1./s/ Andrea Spolavori Perez
2./s/ Francine Moreira de Souza Cunha
3./s/ Vanessa Peres de Souza